UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2018

AMERCO

(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

5555 Kietzke Lane, Ste. 100 Reno, Nevada 89511 (Address of principal executive offices including zip code)

(775) 688-6300

(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

Pursuant to AMERCO, a Nevada corporation (the “Company”)’s shelf registration statement and prospectus supplement, each filed with the US Securities and Exchange Commission on January 13, 2017, the Company offered up to an aggregate principal amount of $6,601,100 of Fixed Rate Secured Notes Series UIC-1E and 5E, composed of up to $1,981,300 pursuant to Series UIC-1E and up to $4,619,800 pursuant to Series UIC-5E.  In connection with the Notes, the Company, as Issuer, and U.S. Bank National Association, as Trustee, entered into the Twenty-Fifth Supplemental Indenture (the “Indenture Supplement”).  Effective as of August 28, 2018, the Company has amended the Indenture Supplement to limit the notes which may be offered and issued pursuant to UIC Series-5E to $599,400 and to correspondingly limit the collateral granted in connection with such series.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
4.1	Series UIC-1E-5E Amended and Restated Twenty-Fifth Supplemental Indenture and Pledge and Security Agreement dated August 28, 2018, by and between AMERCO and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCO

(Registrant)

/s/ Jason A. Berg

Jason A. Berg

Chief Financial Officer

Date: August 28, 2018

EXHIBIT INDEX

Exhibit No.	Description
4.1	Series UIC-1E-5E Amended and Restated Twenty-Fifth Supplemental Indenture and Pledge and Security Agreement dated August 28, 2018, by and between AMERCO and U.S. Bank National Association, as trustee.